Exhibit 5.1

Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, CA 94304 +1 650 565 7000 +1 650 565 7100 Fax AMERICA ● ASIA PACIFIC ● EUROPE

February 6, 2018

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-206789 (the “Registration Statement”), filed by Celsion Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on September 25, 2015. The Company may issue and sell, from time to time, through Cantor Fitzgerald & Co. (the “Agent”), up to $10,000,000 of shares (the “Shares”) of its Common Stock, $0.01 par value per share, pursuant to the Registration Statement, the Company’s base prospectus dated September 25, 2015 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement dated February 6, 2018 relating to the Shares (the “Prospectus Supplement”), and that certain Controlled Equity OfferingSM Sales Agreement dated February 1, 2013, by and between the Company and the Agent (the “Purchase Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth in this letter, we have examined and relied upon copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Purchase Agreement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Purchase Agreement and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

The issuance and sale of the Shares covered by the Registration Statement pursuant to the Purchase Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Purchase Agreement.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, CA 94304 +1 650 565 7000 +1 650 565 7100 Fax AMERICA ● ASIA PACIFIC ● EUROPE

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on or after the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our Firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP